Exhibit 99.2

NEWS RELEASE

SOUTHWESTERN ENERGY PRICES UPSIZED OFFERING

OF 86,000,000 SHARES OF COMMON STOCK

Houston, Texas – June 29, 2016... Southwestern Energy Company (“Southwestern Energy”) (NYSE: SWN) priced its previously announced underwritten public offering of 86,000,000 shares of its common stock on June 29, 2016 (the “offering”). The offering was upsized from the previously announced offering of 75,000,000 shares of Southwestern Energy’s common stock. Total gross proceeds of the offering (before underwriter’s discounts and commissions and estimated offering expenses) will be approximately $1.1 billion. The underwriter intends to offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition, Southwestern Energy granted the respective underwriters a 30-day option to purchase up to 12,900,000 additional shares of its common stock. The net proceeds from the offering will be used to repay $375.0 million of the $750.0 million term loan Southwestern Energy entered into in November 2015 under the Amended and Restated Term Loan Credit Agreement with various lenders and Bank of America, N.A., as administrative agent and lender (the “2015 Term Loan”), and the remaining net proceeds of the offering, together with cash on hand, to fund Southwestern Energy’s tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $750.0 million aggregate purchase price, excluding accrued interest, of its 3.30% senior notes due 2018, 7.50% senior notes due 2018 and 4.05% senior notes due 2020. If the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the net proceeds of the common stock offering dedicated for that purpose, Southwestern Energy may use the remainder of those proceeds for general corporate purposes, including the repayment of additional indebtedness outstanding under the 2015 Term Loan, the completion of wells already drilled or the funding of other capital projects. The net proceeds from any exercise by the underwriters of their option to purchase additional shares of common stock will be used to fund a portion of the Tender Offers or for general corporate purposes as described above. The closing of the offering, which is expected to occur on July 5, 2016, is subject to customary closing conditions.

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Mizuho Securities USA Inc. are acting as joint book-running managers for the offering.

The offering is being made under an effective automatic shelf registration statement on Form S-3 (Registration No. 333-208074) filed by Southwestern Energy with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying base prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the accompanying base prospectus included in the registration statement and other documents Southwestern Energy has filed with the SEC for more complete information about Southwestern Energy and the offering. These documents are available at no charge by visiting EDGAR on the SEC website at http://www.sec.gov.

Alternatively, a copy of the prospectus supplement and accompanying base prospectus relating to these securities may be obtained, when available, from:

Credit Suisse Securities (USA), LLC

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Phone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

BofA Merrill Lynch

Attention: Prospectus Department

222 Broadway, 7th Floor

New York, NY 10038

Email: dg.prospectus_requests@baml.com

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

prospectus@citi.com

Toll-Free: (800) 831-9146

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone number 866-803-9204

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, NY 10022-6815

Attn: Equity Capital Markets

(212) 205-7600

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not an offer to purchase or the solicitation of an offer to sell any notes. The Tender Offers will be made subject to the terms of an offer to purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Southwestern Energy by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Southwestern Energy Company is an independent energy company whose wholly owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing.

Contact:

Michael Hancock

Director, Investor Relations

(832) 796-7367

michael_hancock@swn.com

This news release contains forward-looking statements. Forward-looking statements relate to future events, including, but not limited to, anticipated results of operations, business strategies, other aspects of Southwestern Energy’s operations or operating results, the proposed offering and the use of proceeds of the offering. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to the company’s business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting the company’s business generally as set forth in the company’s filings with the SEC. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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